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                                                                    EXHIBIT 99.1


                                           Contacts:


W. Phillip Marcum                             Philip Bourdillon/Eugene Heller
Chairman and CEO                              Silverman Heller Associates
303-785-8080                                  310-208-2550

                          METRETEK TECHNOLOGIES REPORTS
                  YEAR-END & FOURTH-QUARTER RESULTS, EFFECTS OF
                            SIGNIFICANT SETTLEMENTS


DENVER - MARCH 28, 2003 - METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) today reported a net loss applicable to common shareholders of $4.2 million (including a $852,000 preferred stock deemed distribution), or $0.70 per share, on revenues of $27.0 million for the twelve months ended December 31, 2002, compared to a net loss applicable to common shareholders of $2.2 million (including a $777,000 preferred stock deemed distribution), or $0.36 per share, on revenues of $29.1 million in 2001.

The 2002 net loss applicable to common shareholders includes a loss accrual of $3.5 million related to the pending settlement of a class-action lawsuit, partially offset by a $1.7 million gain resulting from the settlement of a dispute regarding a $2.5 million note payable and certain related issues in consideration for a cash payment of $50,000.

W. Phillip Marcum, chairman and CEO of the Company, noted that while 2002 was a difficult year for the Company, the outlook for 2003 is viewed as positive. "The resolution of the disputed note payable, anticipated settlement of the class-action litigation, managerial and operational changes at Metretek, Incorporated, and other steps taken during the year were each critical elements of an overall restructuring of Metretek's business operations. Virtually all elements of this rebuilding phase have now been implemented, and the Company is, we believe, poised to become profitable during 2003, perhaps as early as the second quarter."

On March 27, 2003, the Company, along with lead counsel for a class-action lawsuit that was filed against the Company and several of its affiliates in January 2001, filed a Stipulation of Settlement with the Denver Colorado District Court that contains the terms and conditions of a proposed settlement. The Settlement is preliminary and subject to several contingencies, including approval by the Court and a minimum level of funding provided by the Company's Directors and Officers Liability Insurance Policy provider. If the Settlement becomes effective, the Company will pay to the class's settlement fund an initial cash payment of up to $375,000, and issue to that fund a $3.0 million note payable that is guaranteed by the Company's subsidiaries. The note will be payable in


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16 equal quarterly installments plus interest at the rate of prime-plus-3%.
Under the terms of the settlement, the Company is required to commence its payment obligations after the Court issues its final judgment and order approving the settlement.

For the fourth quarter ended December 31, 2002, the Company reported a net loss applicable to common shareholders of $2.5 million (including a $239,000 preferred stock deemed distribution), or $0.42 per share, on revenues of $6.6 million, compared to a net loss applicable to common shareholders of $419,000 (including a $235,000 preferred stock deemed distribution), or $0.07 per share, on revenues of $6.6 million in the same period a year ago. The fourth-quarter 2002 net loss applicable to common shareholders includes a $1.8 million net charge against earnings resulting from the two settlements referenced above.

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements in this release, including but not limited to statements regarding pending settlements of litigation and an expected achievement of profitability during mid-year 2003, are made within the meaning of and under the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms, to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof, including the proposed settlement of the class action lawsuit; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the successful results from the Company's reorganizing and restructuring its business; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular, including the price and market reaction to the deregulation of the natural gas and electricity markets; general economic, market and business conditions; the effects of the war with Iraq and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-KSB for the year ended December 31, 2002. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any



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reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                            (financial tables follow)



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                           METRETEK TECHNOLOGIES, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                                      Fourth Quarter Ended            Twelve Months Ended
                                                          December 31,                    December 31,
                                                       2002           2001            2002           2001   .
                                                  --------------  -------------  --------------  -------------
Total revenues..............................      $   6,559,160    $ 6,584,136     $27,041,505    $29,092,786
Total costs and expenses....................          8,849,635      6,767,822      30,423,822     30,478,078
                                                  --------------  -------------  --------------  -------------
Net loss....................................                        (2,290,475)      (183,686)     (3,382,317)
Preferred stock deemed distribution.........           (238,710)      (235,302)       (851,724)      (776,732)
                                                  --------------  -------------  --------------  -------------
Net loss applicable to common shareholders..      $ ( 2,529,185)   $  (418,988)    $(4,234,041)   $(2,162,024)
                                                  ==============  =============  ==============  =============

NET LOSS PER COMMON SHARE,
    BASIC AND DILUTED.......................      $       (0.42)   $     (0.07)    $     (0.70)   $     (0.36)
                                                  ==============  =============  ==============  =============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING, BASIC AND DILUTED..........          6,076,273      6,077,764       6,077,388      6,031,272
                                                  ==============  =============  ==============  =============


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                                                            December 31,   December 31,
                                                                2002   .       2001   .
                                                            ------------   ------------
Total current assets....................................    $ 8,823,248     $ 9,386,283
Property, plant and equipment, net......................      1,713,793       2,180,911
Total other assets......................................      8,626,076       8,588,833
                                                            ------------   ------------

Total assets............................................    $19,163,117     $20,156,027
                                                            ============   ============

Total current liabilities...............................    $ 4,733,162     $ 5,849,317
Long-term notes payable and capital lease
  obligations...........................................      4,732,651       1,268,024
Redeemable preferred stock - Series B...................      8,531,941       7,680,217
Total stockholders' equity..............................      1,165,363       5,358,469
                                                            ------------   ------------

Total liabilities and stockholders' equity..............    $19,163,117     $20,156,027
                                                            ============   ============


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